UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 19, 2019
BIOTELEMETRY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55039	46-2568498
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Cedar Hollow Road
Malvern,	Pennsylvania	19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BEAT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On August 19, 2019, Mr. Peter Ferola notified BioTelemetry, Inc. (the “Company”) of his decision to step down as Senior Vice President, Secretary and General Counsel of the Company effective December 31, 2019. Mr. Ferola has agreed to serve as a consultant to the Company for one year after stepping down to provide support during the transition of his responsibilities. Pursuant to the consulting agreement, dated August 21, 2019 (the "Consulting Agreement"), between Mr. Ferola and the Company, Mr. Ferola will receive a monthly cash payment along with a cash bonus during the consulting period. The foregoing summary of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Title
10.1	Consulting Agreement, dated August 21, 2019, between Peter Ferola and the Company

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTelemetry, Inc.

Dated: August 22, 2019	By:	/s/ Heather C. Getz

		Name:	Heather C. Getz
		Title:	Executive Vice President and Chief Financial Officer